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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Encompass Services Corporation:

We consent to incorporation by reference in the registration statements
(No. 333-41749, No. 333-41751, No. 333-58651, No. 333-60537, No. 333-69421,
No. 333-78311, No. 333-93649, No. 333-35330, No. 333-35334 and No. 333-35418)
on Form S-8, the registration statements (No. 333-81201 and No. 333-93649) on Form S-4,and the registration statement (No. 333-93665) on Form S-3 of Encompass Services Corporation of our report dated February 20, 2001, relating to the consolidated balance sheets of Encompass Services Corporation and Subsidiaries as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity and other comprehensive income and cash flows for the year then ended, which report appears in the December 31, 2000 annual report on Form 10-K of Encompass Services Corporation.


                                          /s/ KPMG LLP

                                              KPMG LLP

Houston, Texas
March 26, 2001